Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Firefly Neuroscience, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(1)	Other	1,213,175	$1.70	$2,062,397.50	0.0001381	$284.82
Fees to be Paid	Equity	Common stock, par value $0.0001 per share, issuable upon exercise of pre-funded warrants	(2)	Other	5,620,158	1.70	9,554,268.60	0.0001381	1,319.44
Fees to be Paid	Equity	Common stock, par value $0.001 per share, issuable upon exercise of common stock purchase warrants	(3)	Other	6,833,333	1.70	11,616,666.10	0.0001381	1,604.26
Fees to be Paid	Equity	Common stock, par value $0.001 per share, issuable upon exercise of common stock purchase warrants	(4)	Other	6,833,333	1.70	11,616,666.10	0.0001381	1,604.26
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(5)	Other	666,667	1.70	1,133,333.90	0.0001381	156.51
Fees to be Paid	Equity	Common stock, par value $0.001 per share, issuable upon exercise of common stock purchase warrants	(6)	Other	666,667	1.70	1,133,333.90	0.0001381	156.51
Fees to be Paid	Equity	Common stock, par value $0.001 per share, issuable upon exercise of common stock purchase warrants	(7)	Other	666,667	$1.70	$1,133,333.90	0.0001381	$156.51

Total Offering Amounts:							$38,250,000.00		5,282.33
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:									$5,282.33

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the common stock, par value $0.0001 per share (“Common Stock”) of Firefly Neuroscience, Inc. (the “Registrant”) reported by The Nasdaq Stock Market LLC on May 15, 2026.

Represents up to 1,213,175 shares of Common Stock issued pursuant to the to that certain Securities Purchase Agreement, dated March 8, 2026 (the “March 2026 Securities Purchase Agreement”), by and between the and the Registrant and other parties signatory.

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock on The Nasdaq Global Select Market on May 15, 2026 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission, in accordance with Rule 457(c) under the Securities Act).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the common stock, par value $0.0001 per share (“Common Stock”) of Firefly Neuroscience, Inc. (the “Registrant”) reported by The Nasdaq Stock Market LLC on May 15, 2026.

Represents up to 5,620,158 shares of Common Stock issuable upon exercise of certain pre funded warrants with an initial exercise price of $0.0001 per share pursuant to the March 2026 Securities Purchase Agreement.

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock on The Nasdaq Global Select Market on May 15, 2026 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission, in accordance with Rule 457(c) under the Securities Act).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the common stock, par value $0.0001 per share (“Common Stock”) of Firefly Neuroscience, Inc. (the “Registrant”) reported by The Nasdaq Stock Market LLC on May 15, 2026.

Represents up to 6,833,333 shares of Common Stock issuable upon exercise of common stock purchase warrants with an initial exercise price of $1.80 per share pursuant to the March 2026 Securities Purchase Agreement;.

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock on The Nasdaq Global Select Market on May 15, 2026 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission, in accordance with Rule 457(c) under the Securities Act).

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the common stock, par value $0.0001 per share (“Common Stock”) of Firefly Neuroscience, Inc. (the “Registrant”) reported by The Nasdaq Stock Market LLC on May 15, 2026.

Represents up to 6,833,333 shares of Common Stock issuable upon exercise of common stock purchase warrants with an initial exercise price of $2.50 per share pursuant to the March 2026 Securities Purchase Agreement.

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock on The Nasdaq Global Select Market on May 15, 2026 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission, in accordance with Rule 457(c) under the Securities Act).

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the common stock, par value $0.0001 per share (“Common Stock”) of Firefly Neuroscience, Inc. (the “Registrant”) reported by The Nasdaq Stock Market LLC on May 15, 2026.

Represents up to 666,667 shares of Common Stock to be issued pursuant to the to that certain Securities Purchase Agreement, dated May 6, 2026 (the “May 2026 Securities Purchase Agreement”), by and between the and the Registrant and other party signatory thereto (the “May 2026 Investor”).

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock on The Nasdaq Global Select Market on May 15, 2026 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission, in accordance with Rule 457(c) under the Securities Act).

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the common stock, par value $0.0001 per share (“Common Stock”) of Firefly Neuroscience, Inc. (the “Registrant”) reported by The Nasdaq Stock Market LLC on May 15, 2026.

Represents up to 666,667 shares of Common Stock issuable upon exercise of common stock purchase warrants with an initial exercise price of $1.80 per share to be issued to the May 2026 Investor pursuant to the May 2026 Securities Purchase Agreement.

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock on The Nasdaq Global Select Market on May 15, 2026 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission, in accordance with Rule 457(c) under the Securities Act).
(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the common stock, par value $0.0001 per share (“Common Stock”) of Firefly Neuroscience, Inc. (the “Registrant”) reported by The Nasdaq Stock Market LLC on May 15, 2026.

Represents up to 666,667 shares of Common Stock issuable upon exercise of common stock purchase warrants with an initial exercise price of $2.50 per share to be issued to the May 2026 Investor pursuant to the May 2026 Securities Purchase Agreement.

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock on The Nasdaq Global Select Market on May 15, 2026 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission, in accordance with Rule 457(c) under the Securities Act).